UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2015

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 20, 2015, Lorraine L. Ritter, the current Controller and Vice President of CONSOL Energy Inc. (the “Company”), and in such capacity serves as the Company’s current Principal Accounting Officer, will transition from her current position, given her new role as Chief Financial Officer and Chief Accounting Officer of CNX Coal Resources GP LLC, a wholly owned subsidiary of the Company and the general partner of CNX Coal Resources LP, the thermal coal master limited partnership.

Effectively immediately upon Ms. Ritter’s transition, on July 20, 2015, C. Kristopher Hagedorn will be appointed as the Principal Accounting Officer of the Company. Mr. Hagedorn, age 39, joined the Company’s accounting department in November 2012 and has served as the Company’s Assistant Controller since April 2014 and the Chief Accounting Officer of CONE Midstream GP LLC since August 2014. Prior to joining the Company, Mr. Hagedorn served in various positions (from associate through senior manager) with PricewaterhouseCoopers LLP from September 1998 through November 2012, primarily serving the energy sector.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:
/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Administrative Officer

Dated: July 21, 2015